UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 19, 2010

RIDGEWOOD ELECTRIC POWER TRUST V
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24143	22-3437351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2010, Ridgewood Renewable Power LLC, the managing shareholder (the “Managing Shareholder”) of Ridgewood Electric Power Trust V (the “Trust”):

•
accepted the resignation of Randall D. Holmes, who served as President and Chief Executive Officer of Managing Shareholder of the Trust, various project companies in which the Trust has interests, and the Managing Shareholder, and

•	appointed Jeffrey H. Strasberg to replace Mr. Holmes in all such capacities.

Mr. Holmes resigned to take an employment position with an affiliate of the buyer in the sale of landfill-gas businesses previously managed by the Managing Shareholder.

Mr. Strasberg, 53, has served as Executive Vice President and Chief Financial Officer of the Trust, the Managing Shareholder and trusts and limited liability companies affiliated with the Managing Shareholder since May 2007 and will retain the position of Chief Financial Officer of each such entity. Mr. Strasberg also serves as Senior Vice President and Chief Financial Officer of Ridgewood Capital Management LLC and affiliated limited liability companies and Ridgewood Securities Corporation and has done so since April 2005. Mr. Strasberg joined Ridgewood Capital Management in 1998, where his initial responsibilities were to serve as interim Chief Financial Officer of various portfolio companies in which trusts affiliated with Ridgewood Capital Management had interests. Mr. Strasberg is a Certified Public Accountant and a graduate of the University of Florida.

The executive officers of the Trust, including Mr. Strasberg, do not receive compensation directly from the Trust or any of its subsidiaries. These officers provide managerial services to the Trust in accordance with the terms of the Trust’s Declaration of Trust. The Managing Shareholder, directly or through affiliated management companies, determines and pays the compensation of these officers. Each of the executive officers of the Trust also serves as an executive officer of the Managing Shareholder and other trusts managed by the Managing Shareholder and its affiliates.

The Trust does, however, pay the Managing Shareholder a management fee, and the Managing Shareholder may determine to use a portion of the proceeds from the management fees to pay compensation to executive officers of the Trust. See Item 13. “Certain Relationships and Related Transactions, and Director Independence” in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010, for more information regarding Managing Shareholder compensation and payments to affiliated entities.

The Managing Shareholder and Ridgewood Capital Management are both controlled by Robert E. Swanson, who is the manager, chairman, and who, together with his family trusts, owns all of the membership interests of each entity. Ridgewood Securities Corporation is also owned and controlled by Mr. Swanson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST V

Date: November 22, 2010	By:	/s/ Jeffrey H. Strasberg
	Name:	Jeffrey H. Strasberg
	Title:	Chief Executive and Financial Officer

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